EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated August 3, 1993 appearing on pages 7 and 32 of the Current Report on Form 8-K of Tyco International Ltd. dated January 10, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Boston, Massachusetts
February 6, 1995